UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 12, 2017

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

           The annual meeting of stockholders of Inter Parfums, Inc. was held on September 12, 2017 at 10:00 a.m., local time, at the offices of the company, 551 Fifth Avenue, New York, New York 10176.

            We held our election of directors, and our stockholders also voted on three other proposals.

            (1)  Election of Directors. The following individuals were nominated for election as members of the Board of Directors to hold office for a term of one (1) year until the next annual meeting of stockholders and until their successors are elected and qualify: Jean Madar, Philippe Benacin, Russell Greenberg, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Patrick Choël, Michel Dyens and Veronique Gabai-Pinsky. The results of the voting were as set forth below. A plurality of the votes having been cast in favor of each of the above-named Directors, they were duly elected to serve a one (1) year term.

Nominee	Votes For	Votes Withheld	Broker Non-Votes	Abstentions
Jean Madar	28,943,322	690,018	0	0
Philippe Benacin	28,845,273	788,067	0	0
Russell Greenberg	27,900,254	1,733,086	0	0
Philippe Santi	28,087,038	1,546,302	0	0
François Heilbronn	27,279,198	2,354,142	0	0
Robert Bensoussan	29,414,924	218,416	0	0
Patrick Choël	28,779,082	854,258	0	0
Michel Dyens	29,482,414	150,926	0	0
Veronique Gabai-Pinsky	29,326,822	306,518	0	0

         (2)  To vote on the advisory resolution to approve the compensation of our named executive officers: A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non Votes
29,197,325	379,448	56,567	0

         (3)  To vote on a shareholder proposal for majority voting for the election of directors in non-contested elections: A majority of the votes were cast against the proposal and the proposal was defeated. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non Votes
14,423,142	15,148,637	61,561	0

         (4) To vote on the advisory resolution concerning the frequency of future advisory votes on executive compensation, which is to occur every one, two, or three years: A majority of the votes were cast for “every year,” so the proposal was passed for “every year”. The results of the voting were as set forth below.

Every Year	Every 2 Years	Every 3 Years	Abstain
24,283,656	11,215	5,283,574	54,895

    As requested by our shareholders on proposal 4 above, we will hold the vote on the advisory resolution to approve the compensation of our named executive officers every year, including at the 2018 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 12, 2017

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President and Chief Financial Officer